Contacts:
Justin Renz	. Gina Nugent
Senior Vice President, CFO	857-753-6562
Zalicus Inc.	gnugent@zalicus.com
617-301-7575
JRenz@zalicus.com

COMBINATORX CHANGES COMPANY NAME TO ZALICUS INC.

-- New name reflects evolution as a pain and inflammation focused biopharmaceutical company –

-- Synavive development strategy updated – New NASDAQ Ticker Symbol: ZLCS

CAMBRIDGE, Mass. – September 9, 2010 - CombinatoRx, Incorporated (NASDAQ: CRXX) today announced that it has changed its name to Zalicus Inc. The company will begin trading under the new ticker symbol ZLCS on the NASDAQ Global Market at market open on September 9, 2010. The company also received a new CUSIP number (98887C 105) for its common stock. CombinatoRx merged with Neuromed Pharmaceuticals in December 2009 and has chosen a new name to highlight the assets, expertise and focus of the combined company. For detailed information on the company, its product candidates, drug discovery technologies and capabilities, please visit the new website: www.zalicus.com.

“We have evolved into a new, multidimensional company following the completed integration of Neuromed and CombinatoRx and the commercial launch of Exalgo by Covidien. Under the Zalicus name we look forward to bringing innovative treatments to patients using the assets, expertise and focus of the merged company,” explained Mark H.N. Corrigan, MD, President and CEO of Zalicus. "Our new name reflects the Company’s transformation into a biopharmaceutical company with product revenues, two powerful and differentiated drug discovery platforms, a pipeline of product candidates and proven drug development expertise focused on the treatment of pain and inflammation.”

In conjunction with the name change, the company updated its development strategy for Synavive™, its most advanced clinical product candidate being developed for the treatment of immuno-inflammatory diseases. Zalicus is currently working to optimize and secure adequate supplies of its modified-release, once-daily capsule formulation of Synavive to meet anticipated clinical trial demands. This formulation is designed to provide greater efficacy through the optimal co-exposure of Synavive’s components, as well as an improved tolerability profile. In addition, based on feedback from leading practitioners in the arthritis field and compelling data from previous Synavive clinical trials, Zalicus plans to advance Synavive into further Phase 2 clinical development for the treatment of rheumatoid arthritis using its novel modified-release formulation, in early 2011.

“Our clinical experience with Synavive has demonstrated a treatment benefit over placebo in rheumatoid arthritis and a generally well-tolerated safety profile.” Dr. Corrigan commented. “We have selected rheumatoid arthritis as the most appropriate initial indication to pursue for Synavive based on feedback from practicing rheumatologists and key opinion leaders who have expressed a substantial medical need for safe and effective treatment options for rheumatoid arthritis.”

About Synavive™

Synavive, a Phase 2 product candidate for the treatment of rheumatoid arthritis, has demonstrated anti-inflammatory effects, rapid onset of action and tolerable safety profiles in clinical studies in rheumatoid arthritis and hand and knee osteoarthritis. Synavive has a novel mechanism of action designed to enhance the anti-inflammatory benefits of glucocorticoids without the associated dose-dependent side effects. Comprised of the cardiovascular agent Dipyridamole, and very low dose of the glucocorticoid prednisolone, Synavive has been developed in a uniquely engineered formulation designed to provide greater efficacy and improved tolerability through co-exposure of Synavive’s components.

About the Zalicus Pipeline

Zalicus focuses its internal drug development efforts on pain and immuno-inflammatory diseases. Our pipeline for pain includes Exalgo™ (hydromorphone HCl) extended-release tablets (marketed by Covidien), for the management of moderate to severe pain in opioid tolerant patients requiring continuous, around-the-clock opioid analgesia for an extended period of time and our Ion channel program, which is advancing a lead candidate into clinical development for pain. Our pipeline for immuno-inflammatory diseases includes Synavive™, in Phase 2 development for rheumatoid arthritis and Prednisporin™ (FOV1101; licensed to Sanofi-Aventis/Fovea), a topical ocular drug candidate in Phase 2b clinical development for persistent allergic conjunctivitis that Zalicus exclusively licensed to Fovea Pharmaceuticals SA, a division of Sanofi Aventis.

About the Zalicus Drug Discovery Platforms

Zalicus has two unique drug discovery platforms that fuel its product pipeline and enable additional revenue generating collaborations. Our industry leading selective ion channel modulation platform allows us to identify product candidates that harness the potential of the electrophysiology of calcium channel blockers for acute and chronic pain. Our proprietary cell-based combination High Throughput Screening (cHTS) technology evaluates the therapeutic potential of various drug combinations while elucidating new mechanisms to treat diseases.

Improved Calcium Channel Blockers through Electrophysiological Screening

Zalicus has created a differentiated model for the discovery of new calcium channel blocking compounds that overcomes the significant issue of selectivity in calcium channel blocker drug discovery. Zalicus utilizes proprietary drug design and electrophysiological screening processes to create drug candidates with improved levels of specificity, enabling the discovery of drug candidates with greatly enhanced safety and tolerability profiles compared to existing agents. Recognizing the potential pharmaceutical significance of targeting calcium channels, Zalicus is using its deep understanding of calcium channels to develop orally available N-type calcium channel blockers. Building on this groundbreaking work, we are currently pursuing programs targeting N-type, T-type and mixed N/T-type calcium channel blockers.

cHTS™ Technology - A powerful platform for combination screening

To realize the opportunity of combination therapy, Zalicus has created a fully integrated and highly automated system of customized hardware and software for combination high throughput screening (cHTS) in cell based assays. This technology platform coupled with our library of molecules, covering the most important targets in human disease enables exhaustive combination screening. Together with an analysis platform capable of recognizing and quantifying synergistic drug combinations and integrating complex disease, pathway, target and drug information, our platform enables the discovery of new combination biology and the identification of specific combinations of drugs with the potential to treat serious diseases by simultaneously modulating multiple biological pathways. Our cHTS platform identified the unique synergies underlying our most advanced clinical product candidates, Synavive and Prednisporin. The cHTS platform has also been adopted as an important technology by our collaborators, Novartis and Amgen, in support of their oncology research efforts

About Zalicus

Zalicus Inc. (Nasdaq: ZLCS) is a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain and immuno-inflammatory diseases. Zalicus applies its selective ion-channel modulation platform and its combination high throughput screening capabilities to discover innovative therapeutics for itself and its collaborators. To learn more about Zalicus, please visit www.zalicus.com.

Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Zalicus, the product Exalgo™, the product candidate Synavive, its formulation, its potential and the plans for its clinical development, the product candidate Prednisporin (FOV1101), its potential and the plans for its clinical development, the Zalicus selective ion channel modulation technology, and related preclinical product candidates, Zalicus’ cHTS technology, and its other business plans. These forward-looking statements about future expectations, plans, objectives and prospects of Zalicus may be identified by words like "believe," "expect," "may," "will," "should," "seek," “plan” or “could” and similar expressions and involve significant risks, uncertainties and assumptions, including risks related to the sale and marketing of Exalgo by Covidien, risks related to the development and regulatory approval of Zalicus’ product candidates, including risks relating to formulation and clinical development of Synavive and Prednisporin, the unproven nature of the Zalicus drug discovery technologies, the ability of Covidien and Fovea/Sanofi Aventis to perform their obligations under their agreements with Zalicus, the ability of Zalicus or its collaboration partners to initiate and successfully complete clinical trials of its product candidates, the Company's ability to obtain additional financing or funding for its research and development and those other risks that can be found in the "Risk Factors" section of Zalicus's annual report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Zalicus periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Zalicus contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Zalicus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

(c) 2010 Zalicus Inc. All rights reserved.